Exhibit 99.1

SEQUA NEWS RELEASE

For release:  Immediately

Contact:  Linda G. Kyriakou              212-986-5500

John Quicke Leaves Sequa Corporation

New York, March 4 – Sequa Corporation (SQAA; NYSE) announced today that

  John J. Quicke has resigned as vice chairman and executive officer and as a director of Sequa in order to pursue other interests.

Sequa Corporation is a diversified industrial company that operates in the fields of aerospace, automotive, metal coating, specialty chemicals, industrial machinery and other products.  For additional information visit http://www.sequa.com.

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3/4/05